Exhibit 99.1

WHITEWAVE FOODS REPORTS STRONG SECOND QUARTER 2016 RESULTS

•	Reported and Constant Currency Net Sales Increased 14%

•	Reported Operating Income Increased 31%; Adjusted Constant Currency Operating Income Increased 26% Behind Further Operating Margin Expansion

•	Reported Diluted Earnings Per Share Increased 38% to $0.29; Adjusted Diluted Earnings per Share, Excluding China Joint Venture Investments, Increased 24% to $0.32

•
Reiterating Full Year 2016 Adjusted Diluted Earnings Per Share Guidance[1] of $1.38 to $1.41 and Increasing Constant Currency Adjusted Diluted Earnings Per Share Guidance[1] to $1.43 to $1.46, Excluding China Joint Venture Investments

•	Entered Into a Definitive Merger Agreement on July 6, 2016, with Danone for WhiteWave to be Acquired for $56.25 Per Share

DENVER, Colo. - August 9, 2016 - The WhiteWave Foods Company (NYSE: WWAV) today reported financial results for the second quarter ended June 30, 2016.

Financial Summary:	Three Months Ended June 30,
In millions, except EPS	2016	2015	% Change*

Total Net Sales
Reported	$1,050	$924	+14%
Constant Currency	$1,052	$924	+14%
Organic Constant Currency	$989	$924	+7%

Total Operating Income
Reported	$101	$77	+31%
Adjusted	$104	$85	+23%
Adjusted Constant Currency	$107	$85	+26%

Net Income
Reported	$52	$37	+38%
Adjusted	$55	$44	+27%
Adjusted, excluding China J.V.	$58	$47	+24%

Diluted Earnings per Share (EPS)
Reported	$0.29	$0.21	+38%
Adjusted	$0.31	$0.24	+27%
Adjusted, excluding China J.V.	$0.32	$0.26	+24%
Adj. Constant Currency, excluding China J.V.	$0.33	$0.26	+28%

EBITDA
Adjusted	$143	$115	+24%
Adjusted, excluding China J.V.	$146	$119	+23%
Adj. Constant Currency, excluding China J.V.	$149	$119	+25%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave’s second quarter 2016 reported diluted earnings per share was $0.29 and adjusted diluted earnings per share was $0.32, excluding operating costs associated with its China joint venture. Including joint venture costs, WhiteWave reported second quarter 2016 adjusted diluted earnings per share of $0.31.

Net sales for second quarter 2016 were $1.1 billion, a 14 percent increase from net sales of $924 million in second quarter 2015. These results were driven by strong organic growth in both the Americas and Europe segments, as well as contributions from acquisitions.

On a constant currency basis, net sales increased 14 percent in second quarter 2016, when compared to second quarter 2015. Excluding acquisitions, organic constant currency net sales increased 7 percent in second quarter 2016, when compared to second quarter 2015.

Reported operating income for second quarter 2016 increased 31 percent to $101 million compared to second quarter 2015, and on an adjusted basis increased 23 percent to $104 million, compared to $85 million in second quarter 2015. On a constant currency basis, adjusted operating income increased 26 percent in second quarter 2016 over the same period in 2015.

“We are pleased with the double-digit topline growth, continued strong margin expansion and robust earnings growth we generated in the second quarter and for the first half of 2016,” said Gregg Engles, chairman and chief executive officer. “In early July, we entered into a definitive merger agreement to be acquired by Danone. This transaction represents an exciting next chapter of growth for WhiteWave as we bring together two companies with a shared mission of changing the way the world eats for the better.”

AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of four platforms: Plant-based Foods and Beverages, Fresh Foods, Premium Dairy, and Coffee Creamers and Beverages. In second quarter 2016, net sales for Americas Foods & Beverages were $898 million, an increase of 14 percent over second quarter 2015. Growth in the segment reflects strong organic sales growth and contributions from acquisitions. Excluding acquisitions and the impact of currency translations, organic constant currency net sales in the segment increased 6 percent in second quarter 2016 over second quarter 2015. The organic growth rate for second quarter 2016 increased 7.5 percent excluding the impact of Fresh Foods’ results, which began being included within the segment in 2016. Organic growth in the segment continues to be primarily volume driven.

Reported operating income for the Americas Foods & Beverages segment increased 19 percent in second quarter 2016, compared to the same period in 2015. On an adjusted constant currency basis, segment operating income increased 21 percent, with 70 basis points of operating margin expansion when compared to the prior year period. This increase was driven by continued scale leverage, favorable sales mix, supply chain investments and related efficiencies, and the profit contribution from completed acquisitions.

Americas Foods & Beverages Segment Summary
$ In millions	Three Months Ended June 30,
	2016	2015	% Change*
Reported Net Sales	$898	$791	+14%
Constant Currency Net Sales	$899	$791	+14%
Organic Constant Currency Net Sales	$836	$791	+6%

Reported Segment Operating Income	$106	$89	+19%
Adj. Segment Operating Income	$105	$87	+21%
Adj. Constant Currency Segment Op. Income	$106	$87	+21%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® beverages and yogurts, So Delicious® beverages, frozen desserts and yogurts, and Vega® nutritional protein powders and bars. Net sales for this platform increased 25 percent in second quarter 2016 compared to second quarter 2015. Sales were driven by the contribution of Vega, which was acquired on August 1, 2015, and organic growth.

Organic sales, which exclude Vega, increased mid-single digits on a percentage basis in second quarter 2016, driven by continued strong growth in beverages and yogurts, which was partially offset by softness in So Delicious frozen desserts due to temporary customer service disruptions in the quarter that impacted distribution levels. Nut-based beverages experienced high-single digit percentage growth, with plant-based yogurts growing over 20 percent in the quarter. Vega continued its strong growth plot in second quarter 2016, even while lapping prior period distribution increases. WhiteWave continues to maintain its leadership positions across all plant-based categories in which it participates.

“While our organic growth rate in U.S. plant-based was lower than high-single digits in the quarter due to the impact from the disruption in frozen desserts, we continue to see robust long-term growth opportunities for plant-based foods and beverages,” said Blaine McPeak, executive vice president and chief operating officer. “We have launched a completely new advertising campaign to further broaden consumer awareness of the benefits of plant-based and are very excited with new Silk branding and packaging we are rolling out in the third quarter. We also have several new innovative products and packaging formats in both Silk and Vega that we are introducing over the balance of the year.”

Fresh Foods
The Fresh Foods platform consists of the Earthbound Farm® brand, which includes organic salads, fruits and vegetables. While the platform’s frozen product offerings experienced strong growth in the quarter, net sales declined 2 percent in second quarter 2016 when compared to second quarter 2015, as tighter industry supplies of organic salad could not fully service demand and as the business continues to rebuild its distribution following SAP implementation-related disruptions during fourth quarter 2015.

A larger warehouse for this platform was completed and became operational at the end of second quarter 2016, and is expected to begin providing improved efficiencies over the second half of 2016. Management continues to expect ongoing operating improvements over the balance of the year and net sales growth in this platform for 2016, driven by strong sales growth in fourth quarter 2016.

Premium Dairy
The Premium Dairy platform includes Horizon Organic® milk and dairy products, macaroni and cheese, and snacks, along with Wallaby® organic yogurts and kefir beverages. Net sales for this platform increased 11 percent in second quarter 2016 compared to second quarter 2015. Increased sales were primarily driven by the inclusion of Wallaby, which was acquired on August 31, 2015, which continued its strong growth trend in the quarter and continues to exceed management’s original expectations.

Organic sales in this platform grew low-single digits as prior period price increases on Horizon milks were completely lapped during second quarter 2016 and conventional milk prices remained at historically low levels.

The recent innovation of Sir BananasTM bananamilks have performed well in test markets and are in the process of being rolled out nationwide. With a broad product portfolio that meets families’ needs for healthy and convenient kids’ meals and snacks, along with planned marketing campaigns, management believes this platform is well positioned for the back-to-school season.

Coffee Creamers and Beverages
The Coffee Creamers and Beverages platform includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half-and-half dairy creamers under the LAND O LAKES® and Horizon Organic brands. Net sales for this platform increased 15 percent in second quarter 2016 compared to second quarter 2015. Organic sales grew in the mid-teens on a percentage basis in second quarter 2016, driven by strong performance across WhiteWave’s broad creamer portfolio, including flavored creamers, plant-based creamers and half-and-half creamers. With increased velocities and strong share performance, WhiteWave continues to grow ahead of the coffee creamers and whiteners categories in which it participates.

Recent innovations in this platform, which include Simply Pure®, an all-natural and simple ingredient creamer, and StokTM, a cold-brew iced coffee beverage available in multi-serve and single-serve formats across traditional retailers and convenience stores, have been performing well. International Delight also recently expanded its larger size offerings to further align with increasing consumer demand for larger package size formats. In addition, a new International Delight advertising campaign launched in early second quarter 2016 is delivering encouraging initial results.

EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of plant-based foods and beverages that are sold primarily under the Alpro® brand. Net sales in the segment increased 14 percent on a reported basis and 15 percent on a constant currency basis in second quarter 2016 compared to second quarter 2015. Sales growth was driven primarily by increased volumes behind continued strong growth in beverages and plant-based yogurts.

Reported operating income for the Europe Foods & Beverages segment increased 23 percent in second quarter 2016, compared to second quarter 2015. On a constant currency basis, segment operating income increased 38 percent in second quarter 2016, with over 250 basis points of operating margin expansion when compared to the prior year period, driven by continued scale leverage, favorable sales mix, increased internal production levels and other operating efficiencies.

Europe Foods & Beverages Segment Summary
$ In millions	Three Months Ended June 30,
	2016	2015	% Change*
Reported Net Sales	$151	$133	+14%
Constant Currency Net Sales	$153	$133	+15%

Reported Segment Operating Income	$21	$17	+23%
Constant Currency Segment Op. Income	$23	$17	+38%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

“We are pleased with the strong second quarter results we achieved on the top and bottom line,” said Greg Christenson, executive vice president and chief financial officer. “We continue to expect strong performance over the second half of 2016 behind continued core growth, additional innovation, and our new branding and marketing campaigns. We continue to forecast increasing operating performance over the back half of the year and expect to deliver on our goals of high-single digit organic constant currency percentage sales growth and at least 75 basis points of constant currency operating margin expansion for 2016.”

OTHER ITEMS
Danone Merger Agreement
Danone S.A. and WhiteWave entered into a definitive merger agreement on July 6, 2016, under which Danone will acquire WhiteWave for $56.25 per share in an all-cash transaction, representing a total enterprise value of approximately $12.5 billion, including debt and other WhiteWave liabilities. The transaction is expected to close by the end of the year, subject to the approval of WhiteWave’s shareholders, regulatory approvals and customary conditions.

IPP Acquisition
WhiteWave completed the acquisition of Innovation Packaging and Process, S.A. DE C.V. (“IPP”) on June 2, 2016, for a purchase price of approximately $18 million in cash. Founded in 2007 and based in San Luis Potosi, Mexico, IPP is an aseptic beverage manufacturer that produces a variety of products for WhiteWave and other parties. The acquisition supports WhiteWave’s growth initiatives in Latin America with internal production capacity.

FORWARD OUTLOOK
While the company expects the merger with Danone to be completed by the end of 2016, the following outlook assumes that WhiteWave remains an independent company through December 31, 2016.

The company provides guidance on a non-GAAP basis and does not reconcile guidance to GAAP as the company cannot predict certain elements which are included in reported GAAP results, including foreign exchange impacts, mark-to-market adjustments of hedging activities, and costs related to merger and acquisition activities that may have a significant impact to reported GAAP results.

WhiteWave continues to expect category and volume growth across its core portfolio and further topline growth in acquired businesses to drive strong net sales growth over the balance of 2016. Despite currency movements since the company previously provided its outlook having an increased negative impact to reported currency net sales growth rates, management continues to expect full year 2016 net sales growth to be 10.5 percent to 11.5 percent in reported currency and 11.0 percent to 12.0 percent on a constant currency basis. Management continues to forecast high single-digit organic net sales percentage growth on a constant currency basis for full year 2016.

The company continues to expect strong adjusted operating income growth during 2016 from the benefits of increased internal production capacity, cost reduction initiatives, further scale leverage, and increasing profit contributions from completed acquisitions while maintaining high levels of marketing investments. For full year 2016, management continues to expect total operating income percentage growth in the high-teens to twenty percent in reported currency and in the low twenties on a constant currency percentage growth basis. Management continues to target 75 basis points of constant currency operating margin expansion for full year 2016.

The company continues to support the ongoing operating investments of its China joint venture behind the development of a plant-based beverages business. Management continues to expect the amount of the company’s investment in 2016 to be between $10 million and $12 million on an after-tax basis, and approximately $0.06 dilutive to full year 2016 adjusted diluted earnings per share. The timing and amount of actual investments made in 2016 may vary by quarter.

Reflecting the company’s second quarter 2016 results, management now expects constant currency adjusted diluted earnings per share of $1.43 to $1.46 for full year 2016, excluding investments in the China joint venture. Due to changes in current foreign exchange rates since providing its previous outlook having a negative impact to reported currency results, management continues to expect adjusted diluted earnings per share of $1.38 to $1.41 in reported currency for full year 2016, excluding investments in the China joint venture.

2016 Forward Outlook Summary
Full Year 2016
	Reported Currency	Constant Currency
Net Sales Growth	+ 10.5% - 11.5%	+ 11.0% - 12.0%

Adjusted Total Operating Income Growth	+ High Teens to Twenty %	+ Low Twenties %

Adjusted Diluted Earnings Per Share	$1.32 - $1.35	$1.37 - $1.40
China Joint Venture Impact	≈$0.06	≈$0.06

Adjusted Diluted EPS - Excluding China J.V.	$1.38 - $1.41	$1.43 - $1.46

CONFERENCE CALL
As a result of its planned merger with Danone S.A., WhiteWave will not host a conference call for its second quarter 2016 financial results.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce. It sells products primarily in North America, Europe and through a joint venture in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company's widely-recognized, leading brands distributed in North America include Silk®, So Delicious® and Vega™ plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® and Wallaby Organic® premium dairy products and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and in the “2016 Guidance Summary” table, and statements relating to, among other things, projections of net sales, operating income, and earnings per share, on a GAAP, adjusted and constant currency basis during full year 2016, the expected timeline for the completion of our merger with Danone S.A., our innovation and marketing plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected growth and financial impact of Vega, Wallaby and other business acquisitions, the expected financial impact of our investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “estimates,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. Completion of our contemplated merger with Danone S.A. is subject to stockholder approval and the satisfaction of certain closing conditions, including receipt of required regulatory approvals, and we cannot be certain that we will be able to obtain stockholder approval or satisfy or obtain a waiver of the other conditions. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products, the company’s ability to access capital under its credit facilities or otherwise, the timing of the completion of our contemplated merger with Danone S.A., the disruption to our business caused by the announcement of the contemplated merger and the risk of stockholder litigation relating to the contemplated merger, many of which are beyond the company’s control and which are described in the company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016 and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the full year 2016 may be impacted by our ability or inability to effectively integrate and operate acquired businesses, our ability to complete and the timing of the completion of our contemplated merger with Danone S.A., and the amount of our future additional investments in our joint venture in China and expectations for sales and profits or losses in the joint venture. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments eliminate certain costs and benefits, including corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”); non-recurring transaction and integration costs related to acquisitions and other investments; SAP transition costs; non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges and amortization related to foreign exchange contracts; costs incurred to manage, and losses incurred on our investment in the China joint venture; and with respect solely to the adjusted EBITDA calculation, other non-cash charges related to stock-based compensation expense. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

Basis of Presentation
Certain financial measures in this release are presented on a non-GAAP basis that includes results provided on a constant currency basis and on an adjusted basis.

Organic Results
Results presented on an organic basis for second quarter 2016 exclude the operating results of Wallaby acquired on August 31, 2015, the operating results of Vega acquired on August 1, 2015, the operating results of EIEIO acquired May 29, 2015 through May 31 2016, and the operating results of IPP acquired on June 2, 2016.

Constant Currency Results
The company determines its constant currency results by dividing or multiplying, as appropriate, the current period local currency results by the currency exchange rates used to translate the company’s financial results in the prior period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior period.

Adjusted Results
Segment financial results for the three and six months ended June 30, 2015 and 2016 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, acquisition related non-recurring transaction and integration costs, and SAP transition costs. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

CONTACTS

Investor Relations:
Dave Oldani
+1 (303) 635-4747

Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Three months ended June 30,
	2016	2015
	(In thousands, except share and per share data)

Net sales	$1,049,648	$923,632
Cost of sales	679,240	597,474
Gross profit	370,408	326,158
Operating expenses:
Selling, distribution and marketing	188,465	174,311
General and administrative	81,115	74,845
Total operating expenses	269,580	249,156
Operating income	100,828	77,002
Other expense:
Interest expense	18,437	13,933
Other expense, net	1,289	988
Total other expense	19,726	14,921
Income before income taxes	81,102	62,081
Income tax expense	27,188	22,214
Income before loss in equity method investments	53,914	39,867
Loss in equity method investments	2,145	2,423
Net income	$51,769	$37,444

Weighted average common shares:
Basic	176,968,212	175,317,750
Diluted	180,731,638	180,044,401

Net income per share:
Basic	$0.29	$0.21
Diluted	$0.29	$0.21

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Six months ended June 30,
	2016	2015
	(In thousands, except share and per share data)

Net sales	$2,089,343	$1,834,773
Cost of sales	1,365,168	1,200,041
Gross profit	724,175	634,732
Operating expenses:
Selling, distribution and marketing	374,309	342,072
General and administrative	165,201	145,589
Total operating expenses	539,510	487,661
Operating income	184,665	147,071
Other expense:
Interest expense	32,117	22,600
Other expense, net	3,728	4,787
Total other expense	35,845	27,387
Income before income taxes	148,820	119,684
Income tax expense	50,096	42,396
Income before loss in equity method investments	98,724	77,288
Loss in equity method investments	4,355	6,497
Net income	$94,369	$70,791

Weighted average common shares:
Basic	176,759,289	175,007,291
Diluted	180,595,772	179,662,304

Net income per share:
Basic	$0.53	$0.40
Diluted	$0.52	$0.39

The WhiteWave Foods Company
Condensed Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	June 30, 2016	December 31, 2015
	(In thousands)
ASSETS
Cash and cash equivalents	$64,345	$38,610
Trade receivables, net of allowance of $1,812 and $2,127	257,877	257,548
Inventories	295,104	270,737
Prepaid expenses and other current assets	50,354	39,782
Total current assets	667,680	606,677
Equity method investments	26,075	30,772
Property, plant, and equipment, net	1,165,205	1,137,521
Identifiable intangible and other assets, net	1,055,590	1,038,577
Goodwill	1,439,769	1,415,322
Total Assets	$4,354,319	$4,228,869

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$501,729	$549,713
Current portion of debt and capital lease obligations	46,356	51,449
Income taxes payable	5,954	3,043
Total current liabilities	554,039	604,205
Long-term debt and capital lease obligations, net of debt issuance costs	2,102,729	2,078,940
Deferred income taxes	303,266	293,326
Other long-term liabilities	46,789	41,490
Total Liabilities	3,006,823	3,017,961

Common stock	1,771	1,762
Additional paid-in capital	933,653	914,975
Retained earnings	520,074	425,705
Accumulated other comprehensive loss	(108,002)	(131,534)
Total Shareholders' Equity	1,347,496	1,210,908
Total Liabilities and Shareholders' Equity	$4,354,319	$4,228,869

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Six months ended June 30,
	2016	2015
	(In thousands)
Operating Activities
Net income	$94,369	$70,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,388	55,337
Share-based compensation expense	19,262	20,433
Amortization of debt issuance costs	2,215	2,017
Unrealized gain on derivative instruments	(5,003)	(262)
Loss in equity method investments	4,355	6,497
Other	8,839	12,667
Net change in operating assets and liabilities, net of acquisitions	(75,879)	(60,617)
Net cash provided by operating activities	116,546	106,863

Investing Activities
Investment in equity method investments	—	(701)
Payments for acquisitions, net of cash acquired of $835 and $1,530	(17,418)	(38,672)
Proceeds from acquisition adjustments	—	346
Payments for property, plant, and equipment	(93,082)	(140,637)
Proceeds from sale of fixed assets	87	8,880
Net cash used in investing activities	(110,413)	(170,784)

Financing Activities
Debt related activities	16,485	37,661
Other financing activities	(495)	7,299
Net cash provided by financing activities	15,990	44,960
Effect of exchange rate changes on cash and cash equivalents	3,612	(3,871)
Increase (decrease) in cash and cash equivalents	25,735	(22,832)
Cash and cash equivalents, beginning of period	38,610	50,240
Cash and cash equivalents, end of period	$64,345	$27,408

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended June 30, 2016					Three months ended June 30, 2015
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$1,049,648	$—		$1,049,648		$923,632	$—		$923,632
Cost of sales	679,240	(2,665)	(a)(b)	676,575		597,474	1,210	(b)	598,684
Gross profit	370,408	2,665		373,073		326,158	(1,210)		324,948
Operating expenses:
Selling, distribution, and marketing	188,465	5,727	(b)	194,192		174,311	3,019	(b)	177,330
General and administrative	81,115	(6,297)	(a)	74,818		74,845	(12,004)	(a)	62,841
Total operating expenses	269,580	(570)		269,010		249,156	(8,985)		240,171
Operating income	100,828	3,235		104,063		77,002	7,775		84,777
Other expense:
Interest expense	18,437	—		18,437		13,933	—		13,933
Other expense, net	1,289	(1,289)	(c)	—		988	(988)	(c)	—
Total other expense	19,726	(1,289)		18,437		14,921	(988)		13,933
Income before income taxes	81,102	4,524		85,626		62,081	8,763		70,844
Income tax expense	27,188	897	(d)	28,085		22,214	2,582	(d)	24,796
Income before loss in equity method investments	53,914	3,627		57,541		39,867	6,181		46,048
Loss in equity method investments	2,145	—		2,145		2,423	—		2,423
Net income	$51,769	$3,627		$55,396		$37,444	$6,181		$43,625

Earnings per Share:
Basic				$0.31					$0.25
Diluted				$0.31					$0.24
Weighted Average Common Shares:
Basic				176,968,212					175,317,750
Diluted				180,731,638					180,044,401

Adjusted net income excluding China joint venture activities:
Adjusted net income				55,396					43,625
Corporate related joint venture expenses, net of tax				722	(e)				762	(e)
Loss in China joint venture equity method investment				1,893	(f)				2,219	(f)
Adjusted net income excluding China joint venture activities				$58,011					$46,606

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.33					$0.27
Diluted				$0.32					$0.26

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended June 30, 2016				Three months ended June 30, 2015
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales:
Americas Foods & Beverages	$898,456	$—		$898,456	$791,015	$—		$791,015
Europe Foods & Beverages	151,192	—		151,192	132,617	—		132,617
Total net sales	$1,049,648	$—		$1,049,648	$923,632	$—		$923,632

Operating income:
Americas Foods & Beverages	$105,920	$(550)	(a)(b)	$105,370	$89,144	$(1,777)	(b)	$87,367
Europe Foods & Beverages	20,506	—		20,506	16,744	—		16,744
Total reportable segment operating income	126,426	(550)		125,876	105,888	(1,777)		104,111
Corporate and other	(25,598)	3,785	(a)	(21,813)	(28,886)	9,552	(a)	(19,334)
Total operating income	$100,828	$3,235		$104,063	$77,002	$7,775		$84,777

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended June 30,
	2016		2015
	(In thousands)
Net income	$51,769		$37,444
Interest expense, net	18,437		13,933
Income tax expense	27,188		22,214
Depreciation and amortization	34,948		27,807
EBITDA	$132,342		$101,398
Transaction, integration & transition costs	10,043	(a)	5,214	(a)
Mark to market adjustments on hedging transactions	(5,897)	(b)(c)	(3,240)	(b)(c)
IPO grants & non-cash stock-based compensation	6,492	(a)(g)	12,049	(a)(g)
Adjusted EBITDA	$142,980		$115,421

Corporate related joint venture expenses	$1,076	(e)	$1,172	(e)
Loss in China joint venture equity method investment	1,893	(f)	2,219	(f)
Adjusted EBITDA excluding China joint venture activities	$145,949		$118,812

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Six months ended June 30, 2016					Six months ended June 30, 2015
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$2,089,343	$—		$2,089,343		$1,834,773	$—		$1,834,773
Cost of sales	1,365,168	(6,732)	(a)(b)	1,358,436		1,200,041	1,443	(b)	1,201,484
Gross profit	724,175	6,732		730,907		634,732	(1,443)		633,289
Operating expenses:
Selling, distribution, and marketing	374,309	5,950	(b)	380,259		342,072	3,608	(b)	345,680
General and administrative	165,201	(8,914)	(a)	156,287		145,589	(17,507)	(a)	128,082
Total operating expenses	539,510	(2,964)		536,546		487,661	(13,899)		473,762
Operating income	184,665	9,696		194,361		147,071	12,456		159,527
Other expense:
Interest expense	32,117	—		32,117		22,600	—		22,600
Other expense, net	3,728	(3,727)	(c)	1		4,787	(4,787)	(c)	—
Total other expense	35,845	(3,727)		32,118		27,387	(4,787)		22,600
Income before income taxes	148,820	13,423		162,243		119,684	17,243		136,927
Income tax expense	50,096	3,962	(d)	54,058		42,396	5,463	(d)	47,859
Income before loss in equity method investments	98,724	9,461		108,185		77,288	11,780		89,068
Loss in equity method investments	4,355	—		4,355		6,497	—		6,497
Net income	$94,369	$9,461		$103,830		$70,791	$11,780		$82,571

Earnings per Share:
Basic				$0.59					$0.47
Diluted				$0.57					$0.46
Weighted Average Common Shares:
Basic				176,759,289					175,007,291
Diluted				180,595,772					179,662,304

Adjusted net income excluding China joint venture activities:
Adjusted net income				103,830					82,571
Corporate related joint venture expenses, net of tax				1,259	(e)				1,041	(e)
Loss in China joint venture equity method investment				3,887	(f)				6,157	(f)
Adjusted net income excluding China joint venture activities				$108,976					$89,769

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.62					$0.51
Diluted				$0.60					$0.50

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Six months ended June 30, 2016				Six months ended June 30, 2015
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales:
Americas Foods & Beverages	$1,793,218	$—		$1,793,218	$1,571,388	$—		$1,571,388
Europe Foods & Beverages	296,125	—		296,125	263,385	—		263,385
Total net sales	$2,089,343	$—		$2,089,343	$1,834,773	$—		$1,834,773

Operating income:
Americas Foods & Beverages	$201,635	$5,437	(a)(b)	$207,072	$170,850	$(209)	(a)(b)	$170,641
Europe Foods & Beverages	35,710	—		35,710	31,108	—		31,108
Total reportable segment operating income	237,345	5,437		242,782	201,958	(209)		201,749
Corporate and other	(52,680)	4,259	(a)	(48,421)	(54,887)	12,665	(a)	(42,222)
Total operating income	$184,665	$9,696		$194,361	$147,071	$12,456		$159,527

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Six months ended June 30,
	2016		2015
	(In thousands)
Net income	$94,369		$70,791
Interest expense, net	32,117		22,600
Income tax expense	50,096		42,396
Depreciation and amortization	68,388		55,337
EBITDA	$244,970		$191,124
Transaction, integration & transition costs	17,790	(a)	7,705	(a)
Mark to market adjustments on hedging transactions	(5,004)	(b)(c)	(261)	(b)(c)
IPO grants & non-cash stock-based compensation	19,515	(a)(g)	25,515	(a)(g)
Adjusted EBITDA	$277,271		$224,083

Corporate related joint venture expenses	$1,888	(e)	$1,601	(e)
Loss in China joint venture equity method investment	3,887	(f)	6,157	(f)
Adjusted EBITDA excluding China joint venture activities	$283,046		$231,841

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	Elimination of stock compensation expense for IPO grants.

•	$0.4 million for the three months ended June 30, 2016

•	$6.8 million for the three months ended June 30, 2015

•	$0.6 million for the six months ended June 30, 2016

•	$9.8 million for the six months ended June 30, 2015

ii.	Elimination of non-recurring purchase accounting adjustments, transaction and integration costs related to merger and acquisition activities and other investments.
Americas Foods & Beverages

•	$5.1 million in SAP implementation related costs and $1.6 million of other transaction and integration costs related to acquisitions for the three months ended June 30, 2016

•	$2.5 million transaction and integration costs related to acquisitions for the three months ended June 30, 2015

•	$12.1 million in SAP implementation related costs and $2.1 million of other transaction and integration costs related to acquisitions for the six months ended June 30, 2016

•	$4.8 million transaction and integration costs related to acquisitions for the six months ended June 30, 2015

Corporate

•	$3.4 million in transaction costs related to merger and acquisition activities for the three months ended June 30, 2016

•	$2.7 million in transaction costs related to acquisitions for the three months ended June 30, 2015

•	$3.6 million in transaction costs related to merger and acquisition activities for the six months ended June 30, 2016

•	$2.9 million in transaction costs related to acquisitions for the six months ended June 30, 2015

(b)	The adjustment reflects elimination of the income related to the mark-to-market adjustment on commodity hedges.

•	$7.2 million for the three months ended June 30, 2016

•	$4.2 million for the three months ended June 30, 2015

•	$8.7 million for the six months ended June 30, 2016

•	$5.1 million for the six months ended June 30, 2015

(c)	The adjustment reflects elimination of the expense related to the mark-to-market adjustment on interest rate hedges and amortization of forward points on foreign exchange contracts.

•	$1.3 million for the three months ended June 30, 2016

•	$1.0 million for the three months ended June 30, 2015

•	$3.7 million for the six months ended June 30, 2016

•	$4.8 million for the six months ended June 30, 2015

(d)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(e)	The adjustment reflects the elimination of costs incurred to manage our China Joint Venture investment.

•	$1.1 million ($0.7 million, net of tax) for the three months ended June 30, 2016

•	$1.2 million ($0.8 million, net of tax) for the three months ended June 30, 2015

•	$1.9 million ($1.3 million, net of tax) for the six months ended June 30, 2016

•	$1.6 million ($1.0 million, net of tax) for the six months ended June 30, 2015

(f)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$1.9 million for the three months ended June 30, 2016

•	$2.2 million for the three months ended June 30, 2015

•	$3.9 million for the six months ended June 30, 2016

•	$6.2 million for the six months ended June 30, 2015

(g)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$6.1 million for the three months ended June 30, 2016

•	$5.3 million for the three months ended June 30, 2015

•	$18.9 million for the six months ended June 30, 2016

•	$16.0 million for the six months ended June 30, 2015